UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

One Discovery Place Silver Spring, Maryland	20910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.01 Completion of Acquisition or Disposition of Assets.

Scripps Networks Interactive Merger

On March 6, 2018, pursuant to the Agreement and Plan of Merger by and among Discovery Communications, Inc. (“Discovery”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), and Skylight Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Discovery (“Merger Sub”), dated July 30, 2017 (the “Merger Agreement”), Merger Sub was merged with and into Scripps with Scripps continuing as the surviving company (the “Merger”). Discovery is continuing as the parent company, and trades on the Nasdaq Global Market with the trading symbols DISCA, DISCB and DISCK.

On March 6, 2018, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each Common Voting Share, par value $0.01 per share, of Scripps (the “Common Voting Shares”) and each Class A Common Share, par value $0.01 per share, of Scripps (the “Class A Shares”, and collectively with the Common Voting Shares, the “Scripps Shares”) issued and outstanding immediately prior to the Merger (other than Shares held by Discovery and Merger Sub) was converted into the right to receive $65.82 in cash (as a result of Discovery’s exercise of the cash top-up right), without interest, and 1.0584 shares of Discovery Series C common stock (“Series C Shares”) for each Scripps Share (the “Mixed Consideration”). The stock portion of the Mixed Consideration was calculated based on the Series C Shares’ volume weighted average price on the NASDAQ Global Select Market (“NASDAQ”) measured on a cumulative basis over the 15 trading days ending on (and including) the third trading day prior to the effective time of the Merger, subject to a two-way collar detailed in the Merger Agreement.

As previously disclosed, under the terms of the Merger Agreement, subject to the proration, allocation and other limitations set forth in the Merger Agreement and the election materials separately provided to the applicable holders of Scripps Shares, holders of Scripps Shares had the option to elect to receive, for each Scripps Share issued and outstanding immediately prior to the Merger (other than Shares held by Discovery and Merger Sub), (i) an amount in cash, without interest, based on the dollar value of the Mixed Consideration for each Share (the “Cash Consideration”), or (ii) a number of Series C Shares for each Share based on the dollar value of the Mixed Consideration (the “Stock Consideration” and, together with the Mixed Consideration and the Cash Consideration, the “Merger Consideration”).

Based on the preliminary report provided on the closing date of the Merger by the election and exchange agent retained by Discovery in connection with the Merger, the election results with respect to the Merger Consideration were as follows:

•
Holders of approximately 98,329,275 Scripps Shares outstanding (or 75.34%) immediately prior to the effective time of the Merger elected to receive, or did not make a valid stock election or cash election before the election deadline and will by default receive, the Mixed Consideration.

•	Holders of approximately 15,382,019 Scripps Shares outstanding (or 11.79%) immediately prior to the effective time of the Merger elected to receive the Stock Consideration.

•	Holders of approximately 16,802,694 Scripps Shares outstanding (or 12.87%) immediately prior to the effective time of the Merger elected to receive the Cash Consideration.

Because the stock election was oversubscribed, based on the preliminary report, holders of Scripps Shares who made a stock election will be subject to the proration procedures described in the Merger Agreement. No fractional Series C Shares are being issued and cash is being paid in lieu thereof.

In accordance with the terms of the applicable award agreement, at the effective time of the Merger, the Scripps equity awards were treated as follows:

•
Each Scripps stock option (i) that had an exercise price equal to or greater than $90.00 per share terminated and was cancelled or (ii) that had an exercise price less than $90.00 per share, (a) for 30% of the Scripps stock options held by each holder, was converted into a fully-vested stock option of Discovery on substantially the same terms and conditions and (b) for 70% of the Scripps stock options held by each holder, was exchanged for cash equal to the product of (1) the number of Scripps Shares subject to the stock option and (2) $90.00, net of the applicable exercise price. Each Scripps stock option held by former employees and non-employee directors was cancelled in exchange for the right to receive a lump sum cash payment.

•
With respect to each award of Scripps restricted stock units that vested upon consummation of the transaction (i) 30% was converted into fully-vested restricted stock units of Discovery on substantially the same terms and conditions and (ii) 70% was exchanged for cash equal to the product of (a) the number of Scripps Shares subject to the restricted stock unit and (b) $90.00. Each award of Scripps restricted stock units that did not vest upon consummation of the Merger was converted into unvested restricted stock units of Discovery on substantially the same terms and conditions.

•	Each Scripps phantom stock unit was converted into an amount in cash equal to $90.00.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger
Agreement, a copy of which was filed as Exhibit 2.1 to Discovery’s Current Report on Form 8-K filed on July 31, 2017 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

Term Loan

In addition, on March 6, 2018, Discovery and its wholly owned subsidiary Discovery Communications, LLC (“DCL”) borrowed $2.0 billion under its credit agreement (the “Term Loan Credit Agreement”) with Goldman Sachs Bank USA, as administrative agent, and the other lenders party thereto to fund a portion of the Merger Consideration.

A description of the Term Loan Credit Agreement is incorporated herein by reference to the Current Report on Form 8-K filed on August 14, 2017.

Item 5.02 Election of Directors.

On March 6, 2018, pursuant to the terms of the Merger Agreement and duly adopted resolutions, Kenneth W. Lowe was appointed to Discovery’s Board of Directors, serving as a Class II Common Stock Director, where his initial term will expire at Discovery’s 2019 Annual Meeting of stockholders.

Mr. Lowe was Chairman, President and Chief Executive Officer of Scripps from July 2008 until March 6, 2018. Previously Mr. Lowe was President and Chief Executive Officer of The E. W. Scripps Company from October 2000 to June 2008, and served as President and Chief Operating Officer from January 2000 to September 2000 of The E. W. Scripps Company.

Other than the initial appointment pursuant to the Merger Agreement, no arrangements exist between Discovery and Mr. Lowe or any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Lowe has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Lowe will be compensated for his service on Discovery’s Board pursuant to the existing compensation program for non-employee directors set forth in Discovery’s proxy statement dated April 5, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the consummation of the Merger, Discovery’s Board of Directors approved an amendment to its Certificate of Incorporation changing its name from “Discovery Communications, Inc.” to “Discovery, Inc.”, effective immediately. No other changes were made to Discovery’s Certificate of Incorporation.

Item 8.01 Other Events.
On March 6, 2018, Discovery issued a press release announcing the completion of its acquisition of Scripps, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)    Financial statements of businesses acquired

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b)    Pro forma financial information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 30, 2017, by and among Discovery, Scripps and Merger Sub (incorporated by reference to Exhibit 2.1 to Discovery’s Form 8-K filed on July 31, 2017).
3.1	Amendment to the Certificate of Incorporation filed on March 6, 2018.
99.1	Press Release, dated as of March 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

March 6, 2018	By:	/s/ Bruce Campbell
Bruce Campbell Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 30, 2017, by and among Discovery, Scripps and Merger Sub (incorporated by reference to Exhibit 2.1 to Discovery’s Form 8-K filed on July 31, 2017).
3.1	Amendment to the Certificate of Incorporation filed on March 6, 2018.
99.1	Press Release, dated as of March 6, 2018.